SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                   E-Rex, Inc.
             (Exact name of registrant as specified in its charter)


                 Nevada                                    88-0292890
     State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)


                 1916 Pike Place, Suite 1405, Seattle, WA 98101
               (Address of Principal Executive Offices) (Zip Code)

                            Consulting Services Plan
                            (Full title of the plan)

                         Nevada Agency and Trust Company
                        50 West Liberty Street, Suite 880
                                 Reno, NV 89501
                     (Name and address of agent for service)

                                 (206) 521-2090
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------------
   Title of Class of      Amount      Offering      Proposed Maximum      Amount of
    Securities to be      to Be       Price per    Aggregate Offering   Registration
       Registered       Registered      Unit           Price (1)             Fee
--------------------------------------------------------------------------------------
Common Stock, $.001 par
value                   2,060,000       $1.50          $3,090,000          $859.02
--------------------------------------------------------------------------------------
Total Registration Fee      --           --                --              $859.02
--------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per unit, maximum aggregate offering price and registration fee is based upon the price at the close of the market for the common stock on March 27, 2000.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1), the information required by Part 1 is included in documents sent or given to each employee of E-Rex, Inc., a Nevada corporation ("Company").

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement and made a part hereof:

(a) The registrant's Form 10-SB, specifically including the description of the registrant's class of securities registered in the Form 10-SB, as amended, which was filed under the Exchange Act on September 13, 1999. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposed of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(b) All other reports which may be filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.


Item 4. Description of Securities.

The class of securities to be offered hereby has been registered on Form 10-SB under Section 12 of the Exchange Act by the registrant, and incorporated by reference.

Item 5. Interests of Named Experts and Counsel.

The Law Office of Brenda Lee Hamiton, P.A., has rendered legal services and prepared Form S-8. Such office is located at 555 South Federal Highway, Suite 270, Boca Raton, Florida 33432.

Jaak (Jack) Olesk, Certified Public Accountant, located at 270 North Canon Drive, Suite 203, Beverly Ells, California 90210, consents to incorporation by reference of his report in the Form 10-SB dated September 13, 1999.


Item 6. Indemnification of Directors and Officers.

The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Indemnification of officers or persons controlling the corporation for liabilities arising under the Securities Act of 1933, is held to be against public policy by the Securities and Exchange Commission and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Consultants and Advisors.

The following consultant will be issued securities pursuant to this Registration Statement.

Name              Number                        Type of Services Provided
----              ------                        -------------------------
Donald Mitchell   2,000,000 shares              Consulting Services
Brenda Hamiton    60,000 shares                 Legal Services

Item 9.  Exhibits.

See Exhibit Index and Exhibits attached hereto.

Item 10.  Undertakings.

The undersigned Registrant hereby undertakes:
(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or
      (4) or 497(h) under the Securities Act as part of this registration statement as of the time Commission declared it effective.

(4) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification in against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 28, 2000. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                                 /s/ Ken Blake
                                 ----------------------------------
                                 Ken Blake, President & Director
                                 Date: _______________________

                                 /s/  Ronald K. Gooding
                                 Ronald K. Gooding, Chief Financial Officer
                                 Date: 3/28/00
                                 /s/ Donald Mitchell
                                 Donald Mitchell, Director
                                 Date: 3/28/00

                                   EXHIBITS TO
                                    FORM S-8

                                  EXHIBIT INDEX

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 Exhibit #   Exhibit Item                                            Page
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             Articles of Incorporation (Incorporated by Reference,
    3.1      Form 10-SB)                                              --
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    3.2      Bylaws (Incorporated by Reference, Form 10-SB)           --
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     5       Opinion Re: Legality and Consent                        E-1
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     23      Consent of Experts                                      E-4
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    99.1     Consulting Services Plan
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    99.2     Consulting Agreement
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    99.3     Attorney Services Agreement
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